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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
[_]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      EQUITY RESIDENTIAL PROPERTIES TRUST
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee previously paid with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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                 [LOGO OF EQUITY RESIDENTIAL PROPERTIES TRUST]
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                              IMPORTANT REMINDER

Dear Equity Residential Properties Trust Shareholder:

  The special meeting of shareholders of Equity Residential Properties Trust ("EQR") will take place on Tuesday, December 23, 1997. THIS LETTER IS TO REMIND YOU THAT YOUR VOTE IS IMPORTANT TO US NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

  At the special meeting you will be asked to approve the tax free merger of Evans Withycombe Residential, Inc. ("EWR") with EQR. In the merger, each outstanding share of EWR will be converted into 0.5 of a share of EQR common stock.

  As detailed in the joint proxy statement previously mailed to you, the merger will benefit EQR in the following ways:

 . Solidify EQR's leadership position in the multifamily property industry and EQR as the largest publicly traded multifamily REIT (based on the aggregate market value of its outstanding equity capitalization).

 .  Acquire a high-quality portfolio of approximately 16,000 apartment units.

 .  Expand EQR's operations in Arizona and Southern California.

 . Create a resulting company better equipped to meet competitive challenges by increasing its size and achieving greater economics of scale.

 .  Provide greater access to capital.

 . Improve EQR's capability to expand and monitor EQR's relationship with third-party developers who build multifamily properties for EQR to purchase upon completion.

  YOUR BOARD OF TRUSTEES HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTEREST OF EQR AND ITS SHAREHOLDERS, AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

  TO DATE YOUR PROXY HAS NOT BEEN RECEIVED. WE ENCOURAGE YOU TO READ CAREFULLY THE JOINT PROXY STATEMENT PREVIOUSLY MAILED TO YOU AND VOTE PROMPTLY USING THE ENCLOSED DUPLICATE PROXY FORM. SHAREHOLDERS MAY ALSO VOTE BY TELEPHONE BY CALLING THE TOLL-FREE TELEPHONE NUMBER INDICATED IN THE UPPER LEFT-HAND CORNER OF THE ENCLOSED PROXY FORM. REMEMBER A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER SINCE THE MERGER PROPOSAL REQUIRES THE APPROVAL OF MORE THAN 50% OF THE OUTSTANDING SHARES.

  If you need another copy of the joint proxy statement or have any questions, please contact our proxy solicitor, MacKenzie Partners, Inc. toll free at
(800) 322-2885 or (212) 929-5500 (call collect).

  We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.

                                      Sincerely,

                                      /s/ Douglas Crocker II

                                      Douglas Crocker II,
                                      Chief Executive Officer, President and
                                       Trustee